Exhibit 99.1

M/I Homes Reports
Fourth Quarter and Year-End Results

Columbus, Ohio (February 5, 2020) - M/I Homes, Inc. (NYSE:MHO) announced results for its fourth quarter and year ended December 31, 2019.

2019 Fourth-Quarter Results:

•	New contracts increased 43% to a fourth quarter record of 1,677 contracts

•	Backlog sales value increased 18% to a fourth quarter record $1.1 billion, and backlog units increased 22%

•	Revenue increased 3% to a fourth quarter record of $742 million

•	Homes delivered increased 5% to an all-time quarterly record 1,921 homes

•	Pre-tax income increased 16% to $51.3 million from $44.4 million in 2018

•	Net income increased 29% to a fourth quarter record $41.8 million from $32.4 million in 2018, and diluted earnings per share increased to $1.44 compared with $1.15 per diluted share.

2019 Full-Year Results:

•	Record revenue of $2.5 billion, an increase of 9%

•	Record homes delivered of 6,296, a 9% increase

•	Record new contracts of 6,773, an increase of 16%

•	Record pre-tax income of $166.0 million, an 18% increase compared to $141.3 million in 2018

•	Net income increased to $127.6 million compared to $107.7 million in 2018 and diluted earnings per share increased to $4.48 from $3.70 per diluted share

•	Shareholders’ equity reached an all-time record of $1.0 billion, a 17% increase from a year ago, with book value per share of $35.

For the fourth quarter of 2019, the Company reported record fourth quarter net income of $41.8 million, or $1.44 per diluted share. This compares to net income of $32.4 million, or $1.15 per diluted share, for the fourth quarter of 2018. Net income in the fourth quarter of 2019 included $3.8 million of after-tax impairment charges ($0.13 per diluted share), while 2018’s fourth quarter net income included $4.4 million of after-tax impairment charges ($0.15 per diluted share) and $0.5 million of after-tax acquisition-related charges ($0.02 per diluted share). Excluding these charges, adjusted net income increased 22% to $45.6 million, and adjusted diluted earnings per share increased 19% to $1.57 per share from $1.32 per share in 2018.

For the year ended December 31, 2019, the Company reported net income of $127.6 million, or $4.48 per diluted share, compared to net income of $107.7 million, or $3.70 per diluted share, in 2018. Net income in 2019 included $3.8 million of after-tax impairment charges ($0.13 per diluted share) and $0.5 million of after-tax acquisition-related charges ($0.02 per diluted share). Net income in 2018 included $4.4 million of after-tax impairment charges ($0.15 per diluted share) and $5.2 million of after-tax acquisition-related charges ($0.18 per diluted share). Exclusive of these charges, net income increased 12% to $131.9 million compared to $117.3 million in 2018, and adjusted diluted earnings per share increased 15% to $4.63 per share compared to $4.03 per share in 2018.

Homes delivered in 2019’s fourth quarter reached an all-time quarterly record of 1,921, increasing 5% compared to 1,825 deliveries in 2018’s fourth quarter. Homes delivered for the twelve months ended December 31, 2019 increased 9% to a record 6,296 from 2018’s deliveries of 5,778. New contracts for 2019’s fourth quarter increased 43% to a fourth quarter record of 1,677 from 1,173 new contracts in 2018’s fourth quarter. For 2019, new contracts reached a record of 6,773, a 16% increase over 2018’s new contracts of 5,845. Homes in backlog increased 22% at December 31, 2019 to 2,671 units, with a record year-end sales value of $1.1 billion, an 18% increase over last year, and the average sales price in backlog decreased 3% to $396,000. At December 31, 2018, the sales value of the 2,194 homes in backlog was $897 million, with an average sales price of $409,000. M/I Homes had a record 225 active communities at December 31, 2019 compared to 209 a year ago. The Company’s cancellation rate was 13% in 2019’s fourth quarter and for the year.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “2019 was a banner year for M/I Homes with record revenue, record new contracts, record homes delivered and record pre-tax income. Revenue increased 9% to $2.5 billion, new contracts increased 16% to 6,773 homes, homes delivered increased 9% to 6,296 homes, and pre-tax income, aided by improved operating leverage, increased 18% to $166 million. The strong performance of many of our homebuilding divisions along with another very good year from our financial services business contributed to our record results. We also reached the highest year-end sales backlog in Company history with a value of $1.1 billion, an 18% increase over 2018.”

Mr. Schottenstein continued, “Our financial condition remains strong. Our shareholders’ equity reached a record level of $1.0 billion at year-end, with a book value per share above $35, and we reduced our ratio of homebuilding debt to capital to 38%. In addition, in January of this year we extended our debt maturity and improved our average borrowing rate by issuing $400 million of 8-year senior notes at 4.95% and redeemed $300 million of our 6.75% senior notes which were due in 2021. Housing market conditions remain strong and, given the strength of our record backlog and our solid competitive position across each of our 15 markets, we are well positioned for a very good 2020.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time. To listen to the call live, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” A replay of the call will continue to be available on our website through February 2021.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having sold over 118,200 homes. The Company’s homes are marketed and sold primarily under the trade names M/I Homes and Showcase Collection (exclusively by M/I Homes), and are also currently sold under the name Hans Hagen Homes in the Minneapolis/St. Paul, Minnesota market. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Minneapolis/St. Paul, Minnesota; Detroit, Michigan; Tampa, Sarasota and Orlando, Florida; Austin, Dallas/Fort Worth, Houston and San Antonio, Texas; and Charlotte and Raleigh, North Carolina.
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “envisions”, “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities, integration of acquisitions, construction defects, product liability and warranty claims and various governmental rules and regulations, as more fully discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. We undertake no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Kevin C. Hake, Senior Vice President, Treasurer, (614) 418-8227
Ann Marie W. Hunker, Vice President, Controller, (614) 418-8225

M/I Homes, Inc. and Subsidiaries
Summary Statement of Income (Unaudited)
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
New contracts	1,677	1,173	6,773	5,845
Average community count	223	211	218	205
Cancellation rate	13%	18%	13%	15%
Backlog units	2,671	2,194	2,671	2,194
Backlog sales value	$1,057,528	$896,714	$1,057,528	$896,714
Homes delivered	1,921	1,825	6,296	5,778
Average home closing price	$377	$383	$384	$384

Homebuilding revenue:
Housing revenue	$724,790	$698,919	$2,420,348	$2,217,197
Land revenue	1,577	10,465	24,619	16,889
Total homebuilding revenue	$726,367	$709,384	$2,444,967	$2,234,086

Financial services revenue	15,783	13,101	55,323	52,196

Total revenue	$742,150	$722,485	$2,500,290	$2,286,282

Cost of sales - operations	594,373	586,039	2,005,222	1,831,557
Cost of sales - acquisition-related charges	—	598	639	5,147
Cost of sales - impairment	5,002	5,809	5,002	5,809
Gross margin	142,775	130,039	489,427	443,769
General and administrative expense	41,706	38,265	147,954	137,779
Selling expense	45,234	42,121	154,384	142,829
Operating income	55,835	49,653	187,089	163,161
Acquisition and integration costs	—	—	—	1,700
Equity in income from joint venture arrangements	(193)	(44)	(311)	(312)
Interest expense	4,749	5,292	21,375	20,484
Income before income taxes	51,279	44,405	166,025	141,289
Provision for income taxes	9,499	11,998	38,438	33,626
Net income	$41,780	$32,407	$127,587	$107,663

Earnings per share:
Basic	$1.48	$1.17	$4.58	$3.81
Diluted	$1.44	$1.15	$4.48	$3.70

Weighted average shares outstanding:
Basic	28,297	27,774	27,846	28,234
Diluted	29,049	28,181	28,475	29,178

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share amounts)

	As of
	December 31,
	2019	2018
Assets:
Total cash, cash equivalents and restricted cash	$6,083	$21,529
Mortgage loans held for sale	155,244	169,651
Inventory:
Lots, land and land development	858,065	778,943
Land held for sale	5,670	12,633
Homes under construction	756,998	730,390
Other inventory	148,774	152,494
Total Inventory	$1,769,507	$1,674,460

Property and equipment - net	22,118	29,395
Operating lease right-of-use assets	18,415	—
Goodwill	16,400	16,400
Investments in joint venture arrangements	37,885	35,870
Deferred income tax asset	9,631	13,482
Other assets	70,311	60,794
Total Assets	$2,105,594	$2,021,581

Liabilities:
Debt - Homebuilding Operations:
Senior notes due 2021 - net	$298,988	$297,884
Senior notes due 2025 - net	247,092	246,571
Notes payable - homebuilding	66,000	117,400
Notes payable - other	5,828	5,938
Total Debt - Homebuilding Operations	$617,908	$667,793

Notes payable bank - financial services operations	136,904	153,168
Total Debt	$754,812	$820,961

Accounts payable	125,026	131,511
Operating lease liabilities	18,415	—
Other liabilities	203,864	213,806
Total Liabilities	$1,102,117	$1,166,278

Shareholders’ Equity	1,003,477	855,303
Total Liabilities and Shareholders’ Equity	$2,105,594	$2,021,581

Book value per common share	$35.35	$31.08
Homebuilding debt / capital ratio(1)	38%	44%

(1)
The ratio of homebuilding debt to capital is calculated as the carrying value of our homebuilding debt outstanding divided by the sum of the carrying value of our homebuilding debt outstanding plus shareholders’ equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Cash provided by (used in) operating activities	$64,654	$72,527	$65,631	$(2,592)
Cash used in investing activities	$(1,884)	$(13,655)	$(27,594)	$(133,957)
Cash (used in) provided by financing activities	$(90,138)	$(73,703)	$(53,483)	$6,375

Land/lot purchases	$73,619	$74,050	$332,057	$330,548
Land development spending	$82,839	$69,667	$268,347	$221,923
Land sale revenue	$1,577	$10,465	$24,619	$16,889
Land sale gross profit	$(32)	$1,493	$498	$2,045

Financial services pre-tax income	$6,420	$5,353	$23,699	$24,213

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results (1)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income	$41,780	$32,407	$127,587	$107,663
Add:
Provision for income taxes	9,499	11,998	38,438	33,626
Interest expense, net of interest income	3,727	4,225	17,515	16,990
Interest amortized to cost of sales	8,802	8,112	29,411	25,457
Depreciation and amortization	4,154	3,777	15,950	14,531
Non-cash charges	6,762	8,012	10,848	11,783
Adjusted EBITDA	$74,724	$68,531	$239,749	$210,050

M/I Homes, Inc. and Subsidiaries
Non-GAAP Reconciliation (1)
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended		Twelve months ended
	December 31,		December 31,
	2019	2018	2019	2018
Income before income taxes	$51,279	$44,405	$166,025	$141,289
Add: Impairment (2)	5,002	5,809	5,002	5,809
Add: Acquisition-related charges (3)	—	598	639	5,147
Add: Acquisition and integration costs (4)	—	—	—	1,700
Adjusted income before income taxes	$56,281	$50,812	$171,666	$153,945

Net income	$41,780	$32,407	$127,587	$107,663
Add: Impairment - net of tax (2)	3,802	4,415	3,802	4,415
Add: Acquisition-related charges - net of tax (3)	—	454	486	3,912
Add: Acquisition and integration costs - net of tax (4)	—	—	—	1,292
Adjusted net income	$45,582	$37,276	$131,875	$117,282

Impairment - net of tax (2)	$3,802	$4,415	$3,802	$4,415
Acquisition-related charges - net of tax (3)	$—	$454	$486	$3,912
Acquisition and integration costs - net of tax (4)	$—	$—	$—	$1,292

Divided by: Diluted weighted average shares outstanding	29,049	28,181	28,475	29,178

Diluted earnings per share related to impairment (2)	$0.13	$0.15	$0.13	$0.15
Diluted earnings per share related to acquisition-related charges (3)	—	0.02	0.02	0.13
Diluted earnings per share related to acquisition and integration costs (4)	—	—	—	0.05

Add: Diluted earnings per share	1.44	1.15	4.48	3.70

Adjusted diluted earnings per share	$1.57	$1.32	$4.63	$4.03

(1)
We believe these non-GAAP financial measures are relevant and useful to investors in understanding our operations and may be helpful in comparing us with other companies in the homebuilding industry to the extent they provide similar information. These non-GAAP financial measures should be used to supplement our GAAP results in order to provide a greater understanding of the factors and trends affecting our operations.

(2)	Represents the related charges divided by diluted weighted average shares outstanding during the respective period as presented in the Summary Statement of Income.

(3)	Represents purchase accounting adjustments related to our acquisition of Pinnacle Homes in Detroit, Michigan on March 1, 2018.

(4)
Represents costs which include, but are not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, accounting fees and expenses, and miscellaneous expenses related to our acquisition of Pinnacle Homes. As these costs are not eligible for capitalization as initial direct costs, such amounts are expensed as incurred.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	NEW CONTRACTS
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			%			%
Region	2019	2018	Change	2019	2018	Change
Northern	655	415	58%	2,695	2,306	17%
Southern	1,022	758	35%	4,078	3,539	15%
Total	1,677	1,173	43%	6,773	5,845	16%

	HOMES DELIVERED
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			%			%
Region	2019	2018	Change	2019	2018	Change
Northern	743	769	(3)%	2,482	2,317	7%
Southern	1,178	1,056	12%	3,814	3,461	10%
Total	1,921	1,825	5%	6,296	5,778	9%

	BACKLOG
	December 31, 2019			December 31, 2018
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price
Northern	1,143	$495	$433,000	930	$410	$441,000
Southern	1,528	$563	$368,000	1,264	$486	$385,000
Total	2,671	$1,058	$396,000	2,194	$897	$409,000

	LAND POSITION SUMMARY
	December 31, 2019			December 31, 2018
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total
Northern	6,857	6,207	13,064	5,644	6,460	12,104
Southern	7,809	12,386	20,195	8,419	8,200	16,619
Total	14,666	18,593	33,259	14,063	14,660	28,723